SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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☐	Soliciting Material Pursuant to §240.14a-12

TRI-COUNTY FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
INFORMATION ABOUT VOTING
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
AUDIT RELATED MATTERS
PRINCIPAL HOLDERS OF VOTING SECURITIES
ITEMS TO BE VOTED ON BY STOCKHOLDERS
EXECUTIVE COMPENSATION
RETIREMENT BENEFITS
OTHER POTENTIAL POST-TERMINATION BENEFITS
OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS
STOCKHOLDER PROPOSALS AND NOMINATIONS
BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS
MISCELLANEOUS

[LETTERHEAD OF TRI-COUNTY FINANCIAL CORPORATION]
April 10, 2008
Dear Stockholder:
          I am pleased to invite you to attend the annual meeting of stockholders of Tri-County Financial Corporation (the “Company”) to be held in the Board Room at the main office of Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland on Monday, May 12, 2008 at 10:00 a.m.
          The attached notice and proxy statement describe the formal business to be transacted at the annual meeting. Directors and officers of the Company as well as a representative of the Company’s independent registered public accounting firm, Stegman & Company, will be present to respond to any questions stockholders may have.
          Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting.
          We look forward to seeing you at the meeting.
Sincerely,
/s/ Michael L. Middleton
Michael L. Middleton
President and Chief Executive Officer

TRI-COUNTY FINANCIAL CORPORATION
3035 LEONARDTOWN ROAD
WALDORF, MARYLAND 20601
(301) 645-5601

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Monday, May 12, 2008

PLACE	Board Room
Community Bank of Tri-County
3035 Leonardtown Road
Waldorf, Maryland 20601

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years.

(2) To ratify the appointment of Stegman & Company as the independent registered public accounting firm for fiscal 2008.

(3) To transact such other business as may properly come before the meeting or any adjournments or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 17, 2008.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and signing the enclosed proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Gregory C. Cockerham

Gregory C. Cockerham
Secretary
April 10, 2008
Important: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PROXY STATEMENT
OF
TRI-COUNTY FINANCIAL CORPORATION
3035 LEONARDTOWN ROAD
WALDORF, MARYLAND 20601
(301) 645-5601

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Tri-County Financial Corporation for the 2008 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Tri-County Financial Corporation as “Tri-County Financial,” the “Company,” “we,” “our” or “us.”
Tri-County Financial is the holding company for Community Bank of Tri-County. In this proxy statement, we may also refer to Community Bank of Tri-County as the “Bank.”
We are holding the 2008 annual meeting in the Board Room, at the main office of the Bank, 3035 Leonardtown Road, Waldorf, Maryland on Monday, May 12, 2008 at 10:00 a.m., local time.
We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 10, 2008.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting. You are entitled to vote the shares of Tri-County Financial common stock that you owned as of the close of business on March 17, 2008. As of the close of business on March 17, 2008, a total of 2,961,074 shares of Company common stock were outstanding. Each share of common stock has one vote.
Ownership of Shares; Attending the Meeting. You may own shares of Tri-County Financial in one of the following ways:
•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•	Indirectly in the Community Bank of Tri-County Employee Stock Ownership Plan.
If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.
If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Tri-County Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.
Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are represented at the meeting.
Votes Required for Proposals. At this year’s annual meeting, stockholders will elect three directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by an affirmative vote of a majority of the shares cast at the annual meeting.
In voting on the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This proposal will be decided by the affirmative vote of a majority of the shares cast at the annual meeting.
Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and has not received voting instructions from the beneficial owner.
How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.
In the election of directors, votes that are withheld will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the election.
In counting votes on the proposal to ratify the selection of the independent registered public firm, we will not count abstentions and broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.
Voting by Proxy. This proxy statement is being sent to you by the Board of Directors of Tri-County Financial to request that you allow your shares of Tri-County Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Tri-County Financial common stock represented at the meeting by properly executed, dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director and “FOR” ratification of the appointment of Stegman & Company as the independent registered public accounting firm.
If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Tri-County Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.
Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company, by delivering a later-dated proxy or by attending the annual meeting and voting in person. The presence of a stockholder at the annual meeting will not in and of itself revoke such stockholder’s proxy.
Participants in the Bank’s ESOP. If you participate in the Community Bank of Tri-County Employee Stock Ownership Plan, you will receive a voting instruction card that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the employee stock ownership plan, all allocated shares of Tri-County Financial held by the plan are voted by the trustees, as directed by plan participants. All unallocated shares of Company common stock held by the plan and allocated shares for which no voting instructions are received are voted by the trustees in the same proportion as shares for which the trustees have received timely voting instructions. The deadline for returning your voting instructions to the ESOP trustees is May 2, 2008.

CORPORATE GOVERNANCE

Director Independence. The Company currently consists of nine members, all of whom are independent under the listing requirements of The NASDAQ Stock Market, except for C. Marie Brown, who was an employee of the Company and the Bank until February 8, 2008, H. Beaman Smith, who was an employee of the Company and the Bank until January 22, 2007 and Michael L. Middleton, who is currently an employee of the Company and the Bank. Because the Company is traded on the OTC Electronic Bulletin Board, there is no independence requirement for the Company’s directors. However, the Company chooses to apply the current listing requirements of The NASDAQ Stock Market. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Relationships and Transactions with the Company and the Bank,” including: (1) legal services performed by the Jenkins Law Firm, LLC, in which Louis P. Jenkins, Jr. is a principal; (2) engineering services performed by D. H. Steffens Company, in which Herbert N. Redmond, Jr. is a Vice President; and (3) loans or lines of credit that the Bank has directly or indirectly made to each of the directors on the Board.
Committees of the Board of Directors. The following table identifies the members of the Board’s Audit and Governance Committees as of December 31, 2007. All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market, except for Mr. Smith. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy on its charter at least annually. The charters of the two committees are available in the Shareholder Information portion of the “About Us” section of the Company’s Web site (www.cbtc.com).

	Audit	Governance
Director	Committee	Committee

C. Marie Brown

Philip T. Goldstein		X

Louis P. Jenkins, Jr.		X *

Michael L. Middleton

Herbert N. Redmond, Jr.	X *	X

James R. Shepherd	X	X

Austin J. Slater, Jr.	X

H. Beaman Smith		X

Joseph V. Stone, Jr.	X

Number of Meetings in 2007	8	3

*	Denotes Chairperson
Audit Committee. The Company’s Audit Committee engages the Company’s independent auditors and meets with them in connection with their annual audit and reviews the Company’s accounting and financial reporting policies and practices. The Board of Directors has determined that the Audit Committee does not have a member who is an “audit committee financial expert” as defined under the rules and regulations of the Securities and Exchange Commission. While the Board recognizes that no individual Board member meets the qualifications required of an “audit committee financial expert,” the Board believes that appointment of a new director to the Board and to the Audit Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit Committee’s responsibilities.
Governance Committee. The Company does not have a separate compensation committee. However, the Governance Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives. The role of management in the Company’s compensation decisions is limited to that of an information resource. Decisions by the Governance Committee with respect to the compensation of executive officers are approved by the full Board of Directors.
Director Nomination Process. The Governance Committee also selects nominees for election as directors. In its deliberations, the Governance Committee considers a candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would adequately represent the Company’s market area. Any nominee for director made by the Governance Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies on the Board, the Governance Committee solicits its current directors for the names of potential qualified candidates. The Governance Committee may also ask its directors to pursue their business contacts for the names of potentially qualified candidates. The Governance Committee would then consider the potential pool of director candidates, select the top candidates based on the candidates’ qualifications and the Governance Committee’s needs, and conduct a thorough investigation of each proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. If a stockholder has submitted a proposed nominee in accordance with the procedures specified below, the Governance Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Governance Committee would evaluate nominees for director recommended by the Board of Directors.
Consideration of Recommendations by Stockholders. The Governance Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Governance Committee to consider their recommendations for nominees for director should submit their recommendations in writing to the Governance Committee in care of the Secretary, Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601. Each written recommendation must set forth (1) the name of the recommended candidate, (2) the number of shares of stock of the Company that are beneficially owned by the stockholder making the recommendation and by the recommended candidate, and (3) a detailed statement explaining why the stockholder believes the recommended candidate should be nominated for election as a director. In addition, the stockholder making such recommendation must promptly provide any other information reasonably requested by the Governance Committee. To be considered by the Governance Committee for nomination for election at an annual meeting of stockholders, the recommendation must be received by the January 1st preceding that annual meeting. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to other candidates recommended by directors or executive management.
Board and Committee Meetings. During the year ended December 31, 2007, the Board of Directors of the Company held 9 meetings and the Board of Directors of the Bank held 15 meetings. No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in 2007.
Director Attendance at Annual Meeting of Stockholders. The Company does not have a policy regarding Board member attendance at annual meetings of stockholders. All of the Company’s directors attended the Company’s 2007 annual meeting of stockholders.
Code of Ethics. Tri-County Financial has adopted a Code of Ethics that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. Under the terms of the Code of Ethics, violations of the Code of Ethics are required to be reported to the Audit Committee of the Board of Directors. A copy of the Code of Ethics has been filed as an exhibit to the Company’s Annual Report on Form 10-K.

DIRECTOR COMPENSATION

          The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2007 fiscal year.

			Non-qualified
			Deferred
	Fees Earned or	Option	Compensation
Name	Paid in Cash ($)	Awards ($) (1)	Earnings ($) (2)	Total ($)

Philip T. Goldstein	$27,175	$6,073	$–	$33,248

Louis P. Jenkins, Jr.	27,350	–	–	27,350

Herbert N. Redmond, Jr.	27,450	–	6,235	33,685

James R. Shepherd	28,025	–	–	28,025

Austin J. Slater, Jr.	29,625	–	–	29,625

H. Beaman Smith	27,975	–	2,348	30,323

Joseph V. Stone, Jr.	28,325	6,073	2,555	36,953

(1)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for Messrs. Goldstein and Stone. The grant date fair value was $12.14 using the Black-Scholes option pricing model with the following assumptions: dividend yield – 1.32%; expected volatility – 31.95%; risk-free interest rate – 5.05%; and expected lives – 10 years. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above.

As of December 31, 2007, each non-employee director had the following number of stock options outstanding:

Stock Options
Name	Outstanding

Philip T. Goldstein	500
Louis P. Jenkins, Jr.	18,055
Herbert N. Redmond, Jr.	29,925
James R. Shepherd	13,893
Austin J. Slater, Jr.	15,412
H. Beaman Smith	27,912
Joseph V. Stone, Jr.	500

(2)
Represents the portion of non-qualified deferred compensation earnings under the Community Bank of Tri-County Retirement Plan for Directors that were above market. Under the plan, interest is credited at a rate equal to the Company’s return on equity, which was 12.79% for 2007.

Cash Retainer and Meeting Fees for Directors. The following tables set forth the applicable retainers and fees that will be paid to directors for their service on the Board of Directors of the Company and the Board of Directors of the Bank during 2008.
Board of Directors of Tri-County Financial:

Annual Retainer	$11,500

Fee per Board Meeting (Regular or Special)	$600 ($225 per telephone meeting)

Fee per Committee Meeting	$325 ($225 per telephone meeting)

Additional Fee per Audit Committee Meeting for Chairman of Audit Committee	$100
Board of Directors of the Bank:

Annual Retainer	$3,500

Fee per Board Meeting (Regular or Special)	$650 ($225 per telephone meeting)

Fee per Committee Meeting	$425 ($225 per telephone meeting)
If more than one meeting of the Bank, the Company or any committee is held on any given day, the aggregate fees cannot exceed $1,400 per day. Employee directors receive only the annual retainer and Board meeting fees; they do not receive fees for committee meetings.
Directors Retirement Plan. The Bank maintains a retirement plan for members of the Board of Directors of the Bank (the “Directors’ Plan”). Under the Directors’ Plan, each non-employee director of the Bank will receive an annual retirement benefit for ten years following his termination of service on the Bank’s Board in an amount equal to the product of his “Benefit Percentage,” his “Vested Percentage,” and $3,500. A participant’s “Benefit Percentage” is 0% for less than five years of service, 33 1/3% for five to nine years of service, 66 2/3% for 10 to 14 years of service, and 100% for 15 or more years of service. A participant’s “Vested Percentage” equals 33 1/3% if the participant was serving on the Board on January 1, 1995 (the “Effective Date”), increases to 66 2/3% if the participant completes one year of service after the Effective Date, and becomes 100% if the participant completes a second year of service after the Effective Date. If a participant terminates service on the Board due to disability, the Bank will pay the participant each year for ten years an amount equal to the product of his Benefit Percentage and $3,500. If a participant dies before collecting either his or her retirement or disability benefit, the participant’s surviving spouse, or estate, will receive a lump sum payment having a present value equal to five times the annual retirement benefit to which the participant was entitled assuming the participant separated service on the date of death and had a Vested Percentage of 100%. If the participant dies after beginning to receive his or her retirement or disability benefits, the participant’s surviving spouse, or estate, will receive a lump sum payment having a present value equal to the remaining benefits to which the participant was entitled from the date of death through the fifth annual payment thereafter. A participant’s vested percentage will also become 100% in the event of a “change in control” (as defined in the Directors’ Plan).
The Directors’ Plan also establishes a deferred compensation program for participants, under which they may elect to defer all or any portion of the fees and/or salary otherwise payable. Deferred amounts will be credited annually with a rate of return equal to the Company’s return on equity for the calendar year, as determined under generally accepted accounting principles.

AUDIT RELATED MATTERS

Report of the Audit Committee. The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (Communication With Those Charged With Governance), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.
In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF TRI-COUNTY FINANCIAL CORPORATION
Herbert N. Redmond, Jr. (Chair)
James R. Shepherd
Austin J. Slater, Jr.
Joseph V. Stone, Jr.
Audit Fees. The following table sets forth the fees billed to the Company by Stegman & Company for the fiscal years ended December 31, 2007 and 2006:

	2007	2006

Audit Fees	$71,183	$68,942
Audit Related Fees	–	–
Tax Fees (1)	7,000	10,250
All Other Fees (2)	3,958	3,749

(1)	Consists of tax filing and tax-related compliance and other advisory services.
(2)	Consists of presentation at directors’ retreat.
Pre-Approval of Services by the Independent Registered Public Accounting Firm. The Audit Committee’s charter provides that the Audit Committee will approve in advance any non-audit service permitted by the Securities Exchange Act, including tax services, that its independent registered public accounting firm renders to the Company, unless such prior approval may be waived because of permitted exceptions under the Securities Exchange Act, including but not limited to the 5% de minimis exception. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals for auditing and allowable non-auditing services, which decision shall be presented to the full Audit Committee at its next scheduled meeting for ratification. During the fiscal year ended December 31, 2007, the Audit Committee approved 100% of all “audit-related,” “tax” and “other fees.”

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth, as of March 17, 2008, certain information as to those persons known by the Company to beneficially own more than 5% of the Company’s outstanding shares of common stock and as to the shares of common stock beneficially owned by each director, each executive officer named in the summary compensation table and by all executive officers and directors of the Company as a group. All beneficial owners listed in the table have the same address as the Company. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

	Number of Shares		Number of Shares That May	Percent of Shares of
Name of	Owned (Excluding		be Acquired within 60 Days by	Common Stock
Beneficial Owners	Options) (1)		Exercising Options	Outstanding (2)

C. Marie Brown	124,170	(3)	–	4.19%
Gregory C. Cockerham	64,452		49,024	3.77
Philip T. Goldstein	3,000		500	*
Louis P. Jenkins, Jr.	3,712		18,056	*
Michael L. Middleton	279,198	(4)	74,966	11.67
Herbert N. Redmond, Jr.	9,246		29,925	1.31
James R. Shepherd	3,343		13,893	*
Austin J. Slater, Jr.	8,837		15,412	*
H. Beaman Smith	104,027	(5)	26,325	4.36
Joseph V. Stone, Jr.	18,000	(6)	500	*

All Directors, Executive Officers and Nominees as a Group (13 persons)	625,589		274,318	27.81

Community Bank of Tri-County Employee Stock Ownership Plan(7)	196,841		–	6.36

* Less than 1% of the shares outstanding
(1)
Includes shares allocated to the account of the individuals under the Community Bank of Tri—County Employee Stock Ownership Plan, with respect to which the individual has voting but not investment power as follows: Ms. Brown—27,404 shares; Mr. Cockerham—24,837 shares; and Mr. Middleton—39,211 shares.

(2)
Based upon 2,961,074 shares of Company common stock outstanding, plus, for each individual or group, the number of shares of Company common stock that each individual or group may acquire through the exercise of options within 60 days of March 17, 2008.

(3)	Includes 27,000 shares owned by Ms. Brown’s husband.
(4)	Includes 69,351 shares owned by Mr. Middleton’s wife and 4,402 shares owned by the individual retirement account of Mr. Middleton’s wife.
(5)	Includes 18,165 shares owned by Mr. Smith’s wife.
(6)	Includes 2,000 shares owned by the individual retirement account of Mr. Stone’s wife.
(7)
Includes 15,194 shares held in a suspense account for future allocation and/or distribution among participants as the loan used to purchase the shares is repaid. The ESOP trustees, which are Messrs. Jenkins and Redmond, vote all allocated shares in accordance with the instructions of the participating employees. Unallocated shares and shares for which no instructions have been received are voted by the trustees in the same proportion as shares for which the trustees have received timely voting instructions.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1 – Election of Directors.
Tri-County Financial’s Board of Directors currently consists of nine members. The Board is divided into three classes, each with terms of three years, one-third of whom are elected annually. The Board of Directors has nominated Philip T. Goldstein, James R. Shepherd and H. Beaman Smith to serve for an additional three-year term, until their successors are elected and qualified. All of the nominees are currently directors of the Company and the Bank.
It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.
The Board of Directors recommends a vote “FOR” the election of all of the nominees.
Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each biography is as of December 31, 2007. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Community Bank of Tri-County.
Board Nominees for Terms Ending in 2011
Philip T. Goldstein has owned and operated Philip T. Goldstein Real Estate Appraisals, a full-service real estate appraisal and consulting firm, located in Prince Frederick, Maryland, since 1975. He currently serves as a director of the following organizations: Asbury Communities, Inc., a non-profit continuing care retirement community headquartered in Gaithersburg, Maryland; Calvert County Nursing Center, Prince Frederick, Maryland; Friends of Jefferson Patterson Park & Museum, St. Leonard, Maryland; and Calvert Farmland Trust, Prince Frederick, Maryland. Age 59. Director since 2006.
James R. Shepherd is the Business Development Specialist for the Calvert County Department of Economic Development. From 1971 to 1994, Mr. Shepherd was a business owner in Calvert County. Mr. Shepherd holds an MS degree in Management from the University of Maryland and a BA from Roanoke College. Mr. Shepherd serves in numerous civic and charitable organizations. Age 62. Director since 2003.
H. Beaman Smith is the President of Accoware, a computer software company, and Vice President of Fry Plumbing Company of Washington, D.C. Mr. Smith holds a Masters Degree and BS from the University of Maryland. Mr. Smith is a director of the Maryland 4-H Foundation. Age 62. Director since 1986.
Directors with Terms Ending in 2009
Herbert N. Redmond, Jr. is the President of D. H. Steffens Company. Mr. Redmond has been associated with the company since 1959 and deals in all aspects of the surveying and land development process, including working with the client and approval agencies. He is a licensed Maryland Professional Land Surveyor who has served as President of the Maryland Society of Surveyors as well as the Chairman of the Ethics Committee. He was selected as Surveyor of the Year in 1992. He is a member of the Maryland Society of Surveyors, the American Congress on Surveying and Mapping, the American Planning Association and the Urban Land Institute. He currently serves as a Director of the Maryland Society of Surveyors Education Trust. Age 67. Director since 1997.

Austin J. Slater, Jr. has served as the President and CEO of the Southern Maryland Electric Cooperative, which is one of the ten largest electrical distribution cooperatives in the country, since December 2002. From January 2000 to December 2002, Mr. Slater served as Vice President of the National Rural Electric Cooperative Association. Mr. Slater also serves as Vice Chairman of the Board of the Maryland Chamber of Commerce and numerous other civic organizations. Mr. Slater holds an MBA in Finance from George Washington University and a BS in Accounting from Shepherd University. Age 54. Director since 2003.
Joseph V. Stone, Jr. has owned and operated Joe Stone Insurance Agency, which provides multi-line insurance services to clients in Maryland and Virginia, since 1981. He has served as a director for the Southern Maryland Electric Cooperative since 1996 and currently serves as Vice-Chairman of the Board. He also serves on the Board of Directors for the Cedar Lanes Apartments, St. Mary’s Home for the Elderly. Age 53. Director since 2006.
Directors with Terms Ending in 2010
C. Marie Brown was associated with the Bank for over 35 years and served as its Chief Operating Officer before her retirement in February 2008. Ms. Brown is an alumna of Charles County Community College with an Associates of Arts degree in Management Development. She is a supporter of the Handicapped and Retarded Citizens of Charles County, a member of the Zonta Club of Charles County and serves on various administrative committees of the Hughesville Baptist Church. Age 65. Director since 1991.
Louis P. Jenkins, Jr. is the principal of Jenkins Law Firm, LLC, located in LaPlata, Maryland. Before entering private practice, Mr. Jenkins served as an Assistant State’s Attorney in Charles County, Maryland from 1997 to 1999. In addition to his private practice, Mr. Jenkins serves as Court Auditor for the Circuit Court for Charles County, Maryland. Mr. Jenkins currently serves on the Board of Directors of Civista Hospital and has previously served as a board member of several other public service organizations including the Southern Maryland Chapter of the American Red Cross, Charles County Chamber of Commerce and the Charles County Bar Association. Age 36. Director since 2000.
Michael L. Middleton is President and Chief Executive Officer of the Company and the Bank. Mr. Middleton joined the Bank in 1973 and served in various management positions until 1979 when he became President of the Bank. Mr. Middleton is a Certified Public Accountant and holds a Masters of Business Administration. From January 1996 to December 2004, Mr. Middleton served on the Board of Directors of the Federal Home Loan Bank of Atlanta, serving as Chairman of the Board from January 2004 to December 2004. He also served as its Board Representative to the Council of Federal Home Loan Banks. Mr. Middleton has served on the Board of Directors of the Federal Reserve Bank, Baltimore Branch, since January 2004. He also serves on several philanthropic and civic boards. He is a trustee for the College of Southern Maryland and Chairman of the Board of the Energetics Technology Corporation. Age 60. Director since 1979.
Item 2 – Ratification of the Independent Registered Public Accounting Firm.
Stegman & Company, which was the Company’s independent registered public accounting firm for 2007, has been retained by the Audit Committee of the Board of Directors to be the Company’s independent registered public accounting firm for 2008, subject to ratification by the Company’s stockholders. A representative of Stegman & Company is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee will consider other independent registered public accounting firms.
The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following information provides information concerning total compensation earned or paid to the Chief Executive Officer and the two most highly compensated executive officers of the Company who served in such capacity as of December 31, 2007. These three officers are referred to as the named executive officers in this proxy statement.

					Non-qualified
					Deferred
				Option	Compensation	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Awards ($)(2)	Earnings ($)(3)	Compensation ($)(4)	Total ($)

Michael L. Middleton	2007	$282,500	$88,332	$70,805	$18,541	$72,792	$532,970
President and Chief Executive	2006	265,000	82,500	–	12,794	71,769	432,063
Officer

C. Marie Brown	2007	$198,500	$98,067	$–	$18,444	$48,908	$363,919
Executive Vice President and	2006	185,500	43,750	–	12,720	62,933	304,903
Chief Operating Officer

Gregory C. Cockerham	2007	$195,500	$45,713	$53,523	$–	$27,941	$322,677
Executive Vice President and	2006	182,850	43,125	–	–	36,844	262,819
Chief Lending Officer

(1)
Represents bonuses paid pursuant to the Bank’s Executive Incentive Compensation Plan (the “Incentive Plan”), under which the Bank establishes a bonus pool equal to 14% of net income after taxes (but before deduction of bonuses payable under the Incentive Plan) multiplied by a “multiplier” equal to the average of: (i) the percentage obtained when the Company’s return on equity (“ROE”) is divided by the median ROE of a peer group comprised of commercial banks in the fifth Federal Reserve district; (ii) the percentage obtained when the median percentage of noncurrent to gross loans of the peer group is divided by the percentage of the Bank’s noncurrent to gross loans; and (iii) the percentage increase in the Company’s earnings-per-share from the previous year (“EPS Increase”) divided by the targeted EPS Increase for the year established by the Board. In no event will the third component exceed 150%, and it will be deemed to be 0% if the percentage, as so computed, is less than 50%. The multiplier shall not exceed 1.0. The bonus pool is allocated among officers in proportion to the ratio a designated percentage of their base salary (the “Allocation Base”) bears to the total Allocation Bases of all participating officers. The total bonus pool allocated to an individual will be paid either in cash or stock options. The total amount of cash to be paid is limited by the Board of Directors on an employee by employee basis. Any amount not paid in cash is paid in the form of stock options valued using the same method as for the Company’s financial statements.

(2)
The amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock option awards for each of the named executive officers. The grant date fair value for options granted in 2007 was $12.14 using the Black-Scholes option pricing model with the following assumptions: dividend yield – 1.32%; expected volatility – 31.95%; risk-free interest rate – 5.05%; and expected lives – 10 years. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.

(3)
Represents the portion of non-qualified deferred compensation earnings under the Community Bank of Tri-County Retirement Plan for Directors that were above market. Under the plan, interest is credited at a rate equal to the Company’s return on equity, which was 12.79% for 2007.

(footnotes continued on following page)

(4)
Details of the amounts reported in the “All Other Compensation” column for 2007 are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer.

Item	Mr. Middleton	Ms. Brown	Mr. Cockerham

Directors’ fees	$24,350	$24,350	$–
Market value of allocations under the employee stock ownership plan	6,996	5,490	5,162

Employer contribution to 401(k) Plan	9,000	9,000	9,000

Imputed income under split-dollar life insurance arrangement	32,075	10,009	13,605

Reimbursement of payroll taxes for supplemental retirement benefits	371	59	174
Employment Agreements. Tri-County Financial and Community Bank of Tri-County maintain employment agreements with each of the named executive officers. Mr. Middleton’s employment agreement was entered into effective September 6, 2006 and had an initial term of five years. Each day, the term of the agreement is automatically extended by one day so that the term remains at five years. Under the agreement, Mr. Middleton will serve as the President and Chief Executive Officer. Among other things, the agreement provides for an annual salary, for participation in an equitable manner in any stock option plan or incentive plan to the extent authorized by the Bank’s Board of Directors for its key management employees and for participation in pension, group life insurance, medical coverage and in other employee benefits applicable to executive personnel.
The employee agreements with Ms. Brown and Mr. Cockerham were entered into on April 20, 2007 and had an initial term of three years. Each day, the term of the agreement is automatically extended by one day so that the term remains at three years. Under the agreements, Ms. Brown will serve as the Executive Vice President and Chief Operating Officer and Mr. Cockerham will serve as Executive Officer and Chief Lending Officer. Among other things, the agreements provide for an annual salary, for participation in an equitable manner in any stock option plan or incentive plan to the extent authorized by the Bank’s Board of Directors for its key management employees and for participation in pension, group life insurance, medical coverage and in other employee benefits applicable to executive personnel.
See “Retirement Benefits” and “Other Potential Post-Termination Benefits” for a discussion of benefits and payments the named executive officers may receive under the employment agreements upon their retirement or termination of their employment.

Outstanding Equity Awards at Fiscal Year End. The following table provides information concerning unexercised options for each of the named executive officers outstanding as of December 31, 2007, adjusted for the three-for-two stock split effected on November 27, 2006.

	Option Awards
	Number
	of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option	Option
	(#)	(#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date

Michael L. Middleton	5,830	–	$27.70	07/17/2017
	6,036	–	22.29	12/19/2015
	20,164	–	15.89	12/27/2014
	14,286	–	12.74	12/31/2013
	6,412	–	11.56	12/31/2012
	11,812	–	7.85	12/31/2011
	6,976	–	7.91	12/31/2010
	6,750	–	7.88	12/31/2009
	5,301	–	7.20	12/31/2008

C. Marie Brown	5,555	–	22.29	12/19/2015
	11,585	–	15.89	12/27/2014
	8,208	–	12.74	12/31/2013
	3,375	–	11.55	12/31/2012
	8,437	–	7.85	12/31/2011
	3,705	–	7.91	12/31/2010
	3,375	–	7.88	12/31/2009
	13,314	–	7.20	12/31/2008

Gregory C. Cockerham	4,407	–	27.70	12/31/2017
	5,476	–	22.29	12/19/2015
	10,728	–	15.89	12/27/2014
	7,600	–	12.74	12/31/2013
	3,037	–	11.55	12/31/2012
	6,750	–	7.85	12/31/2011
	3,398	–	7.91	12/31/2010
	3,375	–	7.88	12/31/2009
	4,254	–	7.20	12/31/2008

RETIREMENT BENEFITS

The Bank maintains salary continuation agreements with the named executive officers to provide the executives with additional compensation at retirement or upon termination of employment due to death, disability or a change in control. Mr. Middleton, Ms. Brown and Mr. Cockerham are entitled to an annual benefit for a period of 15 years of $128,048, $43,524 and $4,800, respectively, upon normal retirement at or after age 62 for Mr. Middleton and 65 for Ms. Brown and Mr. Cockerham. A reduced benefit is payable if the executive retires before normal retirement age. The annual benefits are payable on a monthly basis to the executives or their designated beneficiaries. Benefits payable under the salary continuation agreements are reduced by any benefits paid under the executives’ split-dollar life insurance agreements.
Under the Directors’ Plan, Mr. Middleton and Ms. Brown will receive an annual retirement benefit for ten years following his or her termination of service on the Bank’s Board in an amount equal to the product of his or her “Benefit Percentage,” his or her “Vested Percentage,” and $3,500.

The Bank maintains an Executive Deferred Compensation Plan under which Mr. Middleton and Ms. Brown may defer all or any portion of their base salary. Deferred amounts will be credited annually with interest at a rate equal to the Company’s return on equity for the calendar year. The executive’s account balance under the plan will be distributed to the executive following the executive’s termination of service in either a lump sum or over a period of one to five years, as elected by the executive.

OTHER POTENTIAL POST-TERMINATION BENEFITS

Payments Made Upon Termination with Cause. Each of Mr. Middleton’s, Ms. Brown’s and Mr. Cockerham’s employment agreements contains a narrow definition of cause for which the executive’s employment may be terminated. If the executive’s employment is terminated for cause, he or she will receive his or her base salary or other compensation earned through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.
Under the 1995 Stock Option and Incentive Plan, if an executive is terminated for just cause (as defined in the plan), any stock option granted under the plan and held by the terminated employee is cancelled upon the date of termination.
Payments Made Upon Termination Without Cause. Under their employment agreements, if either Ms. Brown or Mr. Cockerham is terminated without cause, he or she would receive a lump sum payment equal to two times his or her base salary and most recent annual incentive compensation payment. We would also continue the executive’s medical, dental and life insurance benefits for a period of thirty-six months.
Payments Made Upon Termination by Executive with Good Reason. If Mr. Middleton voluntarily terminates his employment under circumstances that would constitute good reason (as defined in his employment agreement), he will be entitled to: (1) his base salary or other compensation earned through the date of termination, a pro rata share of the average bonus or other cash compensation for the three years preceding the termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided; and (2) a lump sum payment equal to his base salary and five times his most recent annual incentive compensation payment. We would also continue Mr. Middleton’s medical, dental and life insurance benefits for a period of sixty months.
Payments Made Upon Disability. Under Mr. Middleton’s employment agreement, if he becomes disabled and his employment is terminated, he will be entitled to receive his base salary or other compensation earned through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided. In addition, Mr. Middleton will be entitled to disability pay equal to 100% of his base salary in effect at the date of termination. He would continue to receive disability payments until the earlier of: (1) 180 days after his termination of employment; (2) the date on which long-term disability insurance benefits are first paid to Mr. Middleton; (3) his death; or (4) the date his employment agreement would have terminated had his employment not terminated because of disability. If the disability benefits terminate because 180 days have lapsed or because the date his employment agreement would have terminated had his employment not terminated because of disability is reached, Mr. Middleton will receive disability pay equal to 60% of his base salary during an additional period ending on the earliest of: (1) the date on which long-term disability insurance benefits are first paid to Mr. Middleton; (2) his death; or (3) the date his employment agreement would have terminated had his employment not terminated because of disability. While receiving benefits under any long-term disability insurance plan, the Company will supplement any disability benefits received by Mr. Middleton to ensure that the aggregate amount received by Mr. Middleton equals 60% of his base salary. Mr. Middleton would continue to participate in our benefit plans until the date his employment agreement would have terminated had his employment not terminated because of disability.

Under Ms. Brown’s and Mr. Cockerham’s employment agreements, if an executive is terminated due to disability, as defined in the Agreements, the executive will be entitled to the compensation and benefits provided for under the agreement for (1) any period during the term of the agreement and before the establishment of the executive’s disability; or (2) any period of disability before the executive’s termination of employment due to disability.
Under the Directors’ Plan, if a participant terminates service on the Board due to disability, the Bank will pay the participant each year for ten years an amount equal to the product of his Benefit Percentage and $3,500.
Under the salary continuation agreements, upon termination of employment of the executives before age 65 (62 in the case of Mr. Middleton), Mr. Middleton, Ms. Brown and Mr. Cockerham are entitled to an annual benefit for a period of 15 years of $128,048, $43,524 and $4,800, respectively, commencing with the month following the executive attaining age 65.
Under the 1995 Stock Option and Incentive Plan, if an executive is terminated due to a disability, outstanding stock options will vest and remain exercisable until the earlier of one year from the date of termination or the expiration date of the stock options.
Payments Made Upon Death. Under Mr. Middleton’s employment agreement, upon Mr. Middleton’s death, Mr. Middleton’s beneficiary is entitled to any base salary compensation earned through the date of death, plus any other compensation or benefits to be provided in accordance with the terms and provisions of the Company’s benefit plans and programs.
Under Ms. Brown’s and Mr. Cockerham’s employment agreements, upon the executive’s death, the Company will pay his or her beneficiary or estate any compensation due to the executive through the end of the month in which death occurred, plus any other compensation or benefits to be provided in accordance with the terms and provisions of the Company’s benefit plans and programs.
Under their salary continuation agreements, if the executive dies while in active service with the Bank, Mr. Middleton’s, Ms. Brown’s and Mr. Cockerham’s designated beneficiaries are entitled to an annual benefit for a period of 15 years of $128,048, $43,524 and $4,800, respectively. If the executive dies after employment was terminated but before payments under the agreement has commenced, their designated beneficiary will be entitled to the same payments beginning on the first day of the month after the executive’s death.
Under the Directors’ Plan, if a participant dies before collecting either his or her retirement or disability benefit, the participant’s surviving spouse, or estate, will receive a lump sum payment having a present value equal to five times the annual retirement benefit to which the participant was entitled assuming the participant separated service on the date of death and had a Vested Percentage of 100%. If the participant dies after beginning to receive his or her retirement or disability benefits, the participant’s surviving spouse, or estate, will receive a lump sum payment having a present value equal to the remaining benefits to which the participant was entitled from the date of death through the fifth annual payment thereafter.
Under the 1995 Stock Option and Incentive Plan, if an executive dies, outstanding stock options will vest and remain exercisable until the earlier of two years from the date of death or the expiration date of the stock options.
Payments Made Upon a Change in Control. Mr. Middleton’s employment agreement provides that if during the two-year period following a change in control (as defined in the agreement), Mr. Middleton terminates employment for any reason, he will be entitled to: (1) his base salary or other compensation earned through the date of termination, a pro rata share of the average bonus or other cash compensation for the three years preceding the termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided; and (2) a lump sum payment equal to his base salary and five times his most recent annual incentive compensation payment. We would also continue the executive’s medical, dental and life insurance benefits for a period of sixty months. Mr. Middleton would also be entitled to these payments and benefits if Mr. Middleton’s employment is terminated due to death or disability and either (1) such termination occurs within one year after a change in control; or (2) such termination occurred within one year after a preliminary change in control (as defined in the agreement) and a change in control occurs within two years after such termination. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. Mr. Middleton’s employment agreement provides for an additional tax indemnification payment if payments under the agreement exceed three times his base amount (“280G Limit”). The indemnification payment provides the executive with a net amount sufficient to pay the excise tax.
Ms. Brown’s and Mr. Cockerham’s employment agreements provide that if (1) the executive’s employment is terminated without cause or without the executive’s consent and for a reason other than cause in connection with or within twelve months after a change in control (as defined in the agreement); or (2) the executive voluntary terminates employment within twelve months following a change in control upon the occurrence of events described in the agreement, he or she will be entitled to a lump sum payment equal to two times his or her annual base salary and most recent annual incentive compensation payment, plus continued health and welfare benefits for thirty-six months following termination. Ms. Brown’s and Mr. Cockerham’s employment agreements provide that if the value of the benefits provided in connection with a change in control exceed his or her 280G Limit, his or her payment will be reduced or revised so that the aggregate payments do not exceed his or her 280G Limit.
Under the salary continuation agreements, upon the termination of employment within twelve months (twenty-four months in the case of Mr. Middleton) and before age 65 (62 in the case of Mr. Middleton), Mr. Middleton, Ms. Brown and Mr. Cockerham are entitled to an annual benefit for a period of 15 years of $128,048, $43,524 and $4,800, respectively, commencing with the month following the executive attaining age 65. Mr. Middleton’s salary continuation agreement provides for an additional tax indemnification payment if payments under the agreement exceed his 280G Limit. The indemnification payment provides the executive with a net amount sufficient to pay the excise tax. Ms. Brown’s and Mr. Cockerham’s salary continuation agreements provide that if the value of the benefits provided in connection with a change in control exceed his or her 280G Limit, his or her payment will be reduced or revised so that the aggregate payments do not exceed his or her 280G Limit.
In the event of a change in control of Tri-County Financial or Community Bank of Tri-County, outstanding stock options granted pursuant to our 1995 Stock Option and Incentive automatically vest and, unless otherwise provided for by the committee administering the plan, the option holder will receive in cash an amount equal to the difference between the fair market price of the securities and the exercise price of the option for each option held. Under our 2006 Equity Incentive Plan, a change in control accelerates the vesting of all outstanding stock options. The value of the accelerated options count toward the executive’s 280G Limit.

OTHER INFORMATION RELATING TO
DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance. Pursuant to regulations promulgated under the Securities Exchange Act, the Company’s officers, directors and persons who own more than 10% of the outstanding common stock are required to file reports detailing their ownership and changes of ownership in such common stock, and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the last fiscal year or written representations from such persons that no annual reports of changes in beneficial ownership were required, the Company believes that during 2007, all of its officers, directors and all of its stockholders owning in excess of 10% of the outstanding common stock of the Company have complied with the reporting requirements.
Policies and Procedures for Approval of Related Persons Transactions. We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.
The policy excludes certain transactions, including:
•	any compensation paid to an executive officer of the Company if the Governance Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•
any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:
•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.
A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.
Relationships and Transactions with the Company and the Bank. The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place.
In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000, or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office at 3035 Leonardtown Road, Waldorf, Maryland 20601 no later than December 12, 2008. If next year’s annual meeting is held on a date more than 30 calendar days from May 12, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
Stockholder proposals, other than those submitted above and nominations must be submitted in writing, delivered or mailed by first class United States mail, postage pre-paid, to the Secretary of the Company not fewer than 30 days nor more than 60 days before any such meeting; provided, however, that if notice or public disclosure of the meeting is given fewer than 40 days before the meeting, such written notice shall be delivered or mailed to the Secretary of the Company not later than the close of the 10th day following the day on which notice of the meeting was mailed to stockholders.

BOARD POLICIES REGARDING COMMUNICATIONS
WITH THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601. Any communication must state the number of shares beneficially owned by the stockholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to conducting solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.
The Company’s 2007 Annual Report to Stockholders, including financial statements, accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission will be furnished without charge to stockholders as of March 17, 2008, upon written request to the Secretary, Tri-County Financial Corporation, 3035 Leonardtown Road, Waldorf, Maryland 20601.

REVOCABLE PROXY
TRI-COUNTY FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Herbert N. Redmond, Jr. and Joseph V. Stone, Jr. with full powers of substitution in each, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Tri-County Financial Corporation (the “Company”) that the undersigned is entitled to vote at the 2008 annual meeting of stockholders to be held in the Board Room at the main office of Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland on Monday, May 12, 2008 at 10:00 a.m. (the “Annual Meeting”) and at any and all adjournments thereof, as follows:
Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE PROPOSAL LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY THE BOARD OF DIRECTORS. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE WITH RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR ANNUAL MEETING OF STOCKHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2008 ANNUAL MEETING.
Continued, and to be signed and dated, on reverse side.

¯	DETACH PROXY CARD HERE	¯

☒
☐	Mark, Sign, Date and Return	Votes must be indicated
	Proxy Card Promptly Using the	(x) in Black or Blue ink.
Enclosed Envelope

The Board of Directors recommends a vote “FOR” each of the nominees and the listed proposal:
1.	ELECTION OF DIRECTORS

FOR all nominees ☐	WITHHOLD AUTHORITY to vote ☐	*EXCEPTIONS ☐
listed below	for all nominees listed below
Philip T. Goldstein, James R. Shepherd and H. Beaman Smith
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2.	THE RATIFICATION OF THE APPOINTMENT OF STEGMAN & COMPANY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008

FOR	AGAINST	ABSTAIN

☐	☐	☐
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Annual Meeting, a Proxy Statement for the Annual Meeting and the Company’s 2007 Annual Report.
Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date	Share Owner sign here	Co-Owner sign here

[Please Print on Tri-County Financial Corporation Letterhead]
Dear ESOP Participant:
          On behalf of the Board of Directors, I am forwarding to you the attached vote authorization form to convey your voting instructions to Herbert N. Redmond, Jr. and Louis P. Jenkins, Jr., Trustees for the Community Bank of Tri-County Employee Stock Ownership Plan and Trust (the “ESOP”), on the proposals presented at the Annual Meeting of Stockholders of Tri-County Financial Corporation (the “Company”) on May 12, 2008. Also enclosed is a Notice of Annual Meeting and Proxy Statement for the Company’s Annual Meeting of Stockholders and a Tri-County Financial Corporation 2007 Annual Report to Stockholders.
          As an ESOP participant, you are entitled to instruct the ESOP Trustees how to vote the shares of Company common stock allocated to your ESOP account as of March 17, 2008, the record date for the Annual Meeting.
          The Trustees will vote all allocated shares of Company common stock as directed by ESOP participants. The Trustees will vote unallocated shares of common stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions received from ESOP participants.
          To direct the ESOP Trustees how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed vote authorization form and return it to the attention of Christy Lombardi at the address indicated on the vote authorization form no later than May 2, 2008.

Sincerely,
/s/ Michael L. Middleton
Michael L. Middleton
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
COMMUNITY BANK OF TRI-COUNTY
EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
TRI-COUNTY FINANCIAL CORPORATION
Annual Meeting of Stockholders – May 12, 2008
            With respect to all shares of common stock of Tri-County Financial Corporation (the “Company”) that are allocated to the account of the undersigned pursuant to the Community Bank of Tri-County Employee Stock Ownership Plan and Trust (the “ESOP”), the undersigned hereby directs Herbert N. Redmond, Jr. and Louis P. Jenkins, Jr., as Trustees of the Trust established under the ESOP, to vote such shares at the Annual Meeting of Stockholders (the “Meeting”), to be held at the Community Bank of Tri-County, Waldorf, Maryland, on Monday, May 12, 2008 at 10:00 a.m., local time, and at any and all adjournments thereof as follows:
The Board of Directors recommends a vote “FOR” the each of the nominees and the listed proposal.
You are to vote my shares as follows:
☒       PLEASE MARK VOTES AS IN THIS EXAMPLE
1.	ELECTION OF DIRECTORS

FOR all nominees ☐	WITHHOLD AUTHORITY to vote ☐	*EXCEPTIONS ☐
listed below	for all nominees listed below
Philip T. Goldstein, James R. Shepherd and H. Beaman Smith
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions:

2.	THE RATIFICATION OF THE APPOINTMENT OF STEGMAN & COMPANY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008

FOR	AGAINST	ABSTAIN

☐	☐	☐
The undersigned acknowledges receipt from the Company prior to the execution of this vote authorization form of the Notice of Annual Meeting, a Proxy Statement for the Annual Meeting and the Company’s 2007 Annual Report.

PARTICIPANT’S NAME

Dated: , 2008
SIGNATURE OF PARTICIPANT
Please complete this direction form, sign, date and return it to the Company, Attn: Christy Lombardi, at 3035 Leonardtown Road, Waldorf, Maryland 20601 by May 2, 2008.